Exhibit 4.4h

No. ____________ Shares Strasbaugh    Authorized Capital Stock: 115,000,000 Shares - No Par Value    100,000,000 Shares Common Stock  15,000,000 Shares Preferred Stock 5,909,089 Shares Series A Cumulative Redeemable Convertible Preferred Stock SERIES A CUMULATIVE REDEEMABLE CONVERTIBLE PREFERRED STOCK SEE LEGEND(S) ENDORSED ON REVERSE SIDE This Certifies that SPECIMIN is the record holder of _______________ Shares of Preferred Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. The Corporation will furnish at its principal office, without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _____ day of __________, A.D. 2007 Chuck Schillings, President Richard Nance, Chief Financial Officer

For value received ____________________ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER  IDENTIFYING NUMBER OF ASSIGNEE
(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN ____________________________________________________ Shares represented by the within certificate and, if required, do hereby irrevocably constitute and appoint __________________________________ Attorney to transfer the said Shares on the books of the within named Corporation, with full power of substitution in the premises. Dated _________________________  In presence of _______________________, ______________________ THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXCEPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY THE SECURITIES.